The Board of Trustees
   of the American Performance Funds:


  In planning and performing our audit of the financial
  statements of the American   Performance Funds for the period
  ended August 31, 1996, we considered its internal controls, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with
  the requirements   of Form N-SAR, not to provide
  assurance on the internal controls.

  The management of the American Performance
  Funds is responsible for  establishing and maintaining
  internal controls.  In fulfilling this   responsibility, estimates
  and judgments by management are required to  assess the
  expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal controls are
  to   provide management with reasonable, but not absolute,
  assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

  Because of inherent limitations in any internal controls,
  errors or irregularities may   occur and not be detected.
  Also, projection of any evaluation of internal controls to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal controls would not
  necessarily disclose all matters  in the internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
  A material weakness is a condition in which the design or operation of the specific internal controls does not reduce to a relatively  low level the risk that errors or irregularities in
  amounts that would be   material in relation to the financial
  statements being audited may occur   and not be detected
  within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal controls, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1996.

  This report is intended solely for the information and use of management and the Securities and Exchange Commission.





  /s/ KPMG Peat Marwick

  Columbus, Ohio
  October 18, 1996